EXHIBIT 4.4


                                FIRST AMENDMENT
                             BAY BANCSHARES, INC.
                             EMPLOYEE SAVINGS PLAN


     WHEREAS, Bay Bancshares, Inc. (the "Company") has previously adopted and is presently maintaining the Bay Bancshares, Inc. Employee Savings Plan; and

     WHEREAS, the Plan reserves to the Company the right to amend its Plan at any time and to any lawful extent deemed advisable by appropriate amendment; and

     WHEREAS, the Company now desires to amend its Plan in order to revise the definition of Employee specified in the Plan and revise the language concerning maximum annual additions and combined 415(e) limitations under the Plan in order to receive a favorable letter of determination from the Internal Revenue
Service:

     NOW, THEREFORE, the Bay Bancshares, Inc. Employee Savings Plan is hereby amended effective as specified below in the following particulars, but only the following particulars; to wit:


          SECTION 1.14, CONCERNING THE DEFINITION OF EMPLOYEE, IS AMENDED EFFECTIVE AS OF JANUARY 1, 1997 TO READ AS FOLLOWS:

          1.14 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Section 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.



          SECTION 4.9, CONCERNING MAXIMUM ANNUAL ADDITIONS, IS AMENDED IN ITS ENTIRETY EFFECTIVE JANUARY 1, 2000 TO READ AS FOLLOWS:

     4.9  MAXIMUM ANNUAL ADDITIONS

                    (a) Notwithstanding the foregoing, the maximum "annual
               additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                    (b) For purposes of applying the limitations of Code Section
               415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions,
               (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code

               Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph
               (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                    (c) For purposes of applying the limitations of Code Section
               415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                    (d) For purposes of applying the limitations of Code Section
               415, the "limitation year" shall be the Plan Year.

                    (e) For the purposes of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                    (f) For the purpose of this Section, if the Employer is a
               member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code
               Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                    (g) For the purpose of this Section, if this Plan is a Code
               Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                    (h) (1) If a Participant participates in more than one
               defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                    (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code
                    Section 412 prior to crediting "annual additions" to the Participant's account under the defined contribution plan not subject to Code Section 412.

                    (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by
                    (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                    (i) Notwithstanding anything contained in this Section to
               the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     IN WITNESS WHEREOF, this Amendment has been executed in six (6) original counterparts by the undersigned Company acting herein by and through its duly authorized officers on this the 18th day of August, 1998.

                                            BAY BANCSHARES, INC.


                                            BY: ______________________________
ATTEST:

_______________________________

                                            BAYSHORE NATIONAL BANK


                                            BY: ______________________________
ATTEST:

_______________________________




Accepted by the Trustee on this the ___ Day of ___________________, 19__.

                                            AMERICAN INDUSTRIES TRUST
                                            COMPANY

                                            BY: _____________________________
                                                Stephen S. Hand, President
ATTEST:

_______________________________